Exhibit 99.1

Selected historical consolidated financial data

The following financial information as of and for the years ended March 31, 2000 and 2001, the nine months ended December 31, 2001, and the years ended December 31, 2002 and 2003 has been derived from our audited consolidated financial statements. The selected consolidated financial information as of and for the six months ended June 30, 2003 and 2004 has been derived from unaudited consolidated financial statements, which, in management’s opinion, reflect all adjustments (consisting of normal and recurring accruals) necessary to present fairly the Company’s financial position and results of operations for those periods. Interim results are not necessarily indicative of results that may be expected from any other interim period or for a full year. When you read this selected historical consolidated financial and other data, it is important that you read along with it the historical financial statements and related notes in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as well as “Management’s discussion and analysis of financial condition and results of operations” contained therein. In September 2001, we changed our fiscal year-end from March 31 to December 31. The information as of and for the year ended December 31, 2001 and the nine months ended December 31, 2000 has been derived from our unaudited consolidated financial statements and has been included herein for informational and comparison purposes.

	Year ended		Nine months ended		Year ended			Six months ended
	March 31,		December 31,		December 31,			June 30,
(in millions, except per share
and other financial data)	2000	2001	2000	2001	2001	2002	2003	2003		2004
			(unaudited)		(unaudited)			(unaudited)
Statement of operations data:
Revenues	$2,740.6	$1,904.3	$1,485.6	$1,347.8	$1,766.5	$1,487.3	$1,432.8		$654.9	$1,003.6
Operating costs:
Cost of revenues(a)	2,278.2	1,756.7	1,331.4	1,234.5	1,659.8	1,314.0	1,260.4		586.9	916.5
Selling, engineering and administrative expenses(a)	183.4	213.7	162.1	129.7	181.3	162.6	159.0		69.0	79.3

Operating profit (loss)	279.0	(66.1)	(7.9)	(16.4)	(74.6)	10.7	13.4		(1.0)	7.8
Other (income) expense:
Interest income	(2.0)	(6.9)	(5.5)	(2.5)	(3.9)	(1.2)	(0.7)		(0.3)	(0.7)
Interest expense	20.4	28.9	21.3	21.7	29.3	36.3	34.9		17.9	21.0
Other, net	(2.3)	28.2	30.5	4.9	2.6	—	(6.5)		(3.4)	(1.5)

Income (loss) before income taxes	262.9	(116.3)	(54.2)	(40.5)	(102.6)	(24.4)	(14.3)		(15.2)	(11.0)
Provision (benefit) for income taxes	97.4	(41.9)	(19.5)	(5.8)	(28.2)	(4.8)	(4.3)		(4.2)	(3.8)

Net income (loss)(b)	165.5	(74.4)	(34.7)	(34.7)	(74.4)	(19.6)	(10.0)		(11.0)	(7.2)
Dividends on Series B preferred stock	—	—	—	—	—	—	(1.6)		—	(1.5)
Net income (loss) applicable to common shareholders	$165.5	$(74.4)	$(34.7)	$(34.7)	$(74.4)	$(19.6)	$(11.6)		$(11.0)	$(8.7)
Net income (loss) per share applicable to common shareholders:
Basic	$4.17	$(1.98)	$(0.92)	$(0.90)	$(1.94)	$(0.43)	$(0.25)	$	(0.24)	$(0.19)
Diluted	$4.15	$(1.98)	$(0.92)	$(0.90)	$(1.94)	$(0.43)	$(0.25)	$	(0.24)	$(0.19)
Weighted average number of shares outstanding:
Basic	39.7	37.5	37.6	38.7	38.3	45.3	45.6		45.5	46.3
Diluted	39.9	37.5	37.6	38.7	38.3	45.3	45.6		45.5	46.3
Cash dividends per common share	$0.72	$0.72	n/a	$0.54	n/a	$0.24	$0.24		$0.12	$0.12
Statement of cash flows data:
Net cash provided by operating activities	$268.2	$90.9	$56.0	$200.1	$235.0	$120.7	$114.9		$87.2	$(70.7)
Net cash required by investing activities	(115.1)	(300.9)	(187.2)	(110.1)	(223.8)	(151.1)	(40.9)		(89.3)	(50.4)
Net cash provided by (used for) financing activities	(149.7)	206.6	129.1	(81.3)	(3.8)	27.3	(47.1)		54.9	262.7
Other financial data:
EBITDA(c)	$363.6	$1.7	$36.9	$47.4	$12.2	$102.6	$106.2		$45.5	$53.6
Depreciation and amortization	80.3	89.1	69.8	66.2	85.5	90.7	85.6		42.8	43.6
Capital expenditures	$167.2	$350.2	$229.3	$133.3	$254.2	$172.2	$284.9		$121.2	$90.4
Ratio of earnings to fixed charges(d)	12.14x	(e )	n/a	(e )	n/a	(e )	(e )		(e )	(e )
As adjusted ratio of earnings to fixed charges	n/a	n/a	n/a	n/a	n/a	n/a	(f )		n/a	(f )

	Year ended		Nine months ended		Year ended				Six months ended
	March 31,		December 31,		December 31,				June 30,
(in millions, except per share
and other financial data)	2000	2001	2000	2001	2001	2002	2003		2003	2004
			(unaudited)		(unaudited)				(unaudited)
Balance sheet data: (as of end of period)
Cash and cash equivalents	$16.9	$13.5	$14.8	$22.2	$22.2	$19.1	$46.0			$187.6
Total assets	1,738.5	1,825.9	1,755.5	1,952.0	1,952.0	1,956.5	2,007.9			2,241.5
Debt:
Recourse	265.5	537.8	450.1	476.3	476.3	375.1	298.5			475.7
Non-recourse	—	—	—	—	—	113.8	96.7	(g)		155.1
Series B redeemable convertible preferred stock	—	—	—	—	—	—	57.8			58.0
Total stockholders’ equity	$1,015.1	$879.0	$926.0	$1,009.4	$1,009.4	$1,001.6	$1,003.8			$998.6

(a)	Includes charges of: $140.9 million for unusual charges for fiscal year 2001, $85.1 million for unusual charges for the nine months ended December 31, 2000, $64.3 million for unusual charges for the nine months ended December 31, 2001, and $120.1 million for unusual charges for the year ended December 31, 2001. See “Management’s discussion and analysis of financial condition and results of operations—Unusual charges” included in our Annual Report on Form 10-K for the year ended December 31, 2003.

(b)	Includes after tax charges or credit of: $110.9 million for unusual charges for fiscal year 2001, $75.2 million for unusual charges for the nine months ended December 31, 2000, $50.4 million for unusual charges for the nine months ended December 31, 2001, and $86.1 million for unusual charges for the year ended December 31, 2001; and does not include preferred stock dividends of $1.6 million for the year ended December 31, 2003. See “Management’s discussion and analysis of financial condition and results of operations—Unusual charges” included in our Annual Report on Form 10-K for the year ended December 31, 2003.

(c)	“EBITDA” is defined as net income plus income taxes, interest expense, and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this document may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation. In addition, our calculation of EBITDA is different than that used in the covenants concerning our amended and restated senior secured revolving credit facility and the indenture governing our 6 1/2% Senior Notes due 2014.

     Our reconciliation of EBITDA to net income (loss) and net cash from operating activities is set forth in the following table:

	Year ended		Nine months ended		Year ended			Six months ended
	March 31,		December 31,		December 31,			June 30,
(Dollars in millions)	2000	2001	2000	2001	2001	2002	2003	2003	2004
			(unaudited)		(unaudited)			(unaudited)
EBITDA reconciliation:
EBITDA	$363.6	$1.7	$36.9	$47.4	$12.2	$102.6	$106.2	$45.5	$53.6
Interest expense	20.4	28.9	21.3	21.7	29.3	36.3	34.9	17.9	21.0
Income tax expense (benefit)	97.4	(41.9)	(19.5)	(5.8)	(28.2)	(4.8)	(4.3)	(4.2)	(3.8)
Depreciation and amortization	80.3	89.1	69.8	66.2	85.5	90.7	85.6	42.8	43.6

Net income (loss)	165.5	(74.4)	(34.7)	(34.7)	(74.4)	(19.6)	(10.0)	(11.0)	(7.2)
Depreciation and amortization	80.3	89.1	69.8	66.2	85.5	90.7	85.6	42.8	43.6
Provision for deferred income taxes	13.0	(45.7)	(37.3)	(9.1)	(17.5)	56.0	10.1	7.9	(3.8)
Unusual charges	—	173.3	117.5	66.4	122.2	—	—	—	—
Other non-cash charges	(8.1)	(10.2)	(7.9)	1.4	(0.9)	0.8	(7.4)	(2.7)	(7.5)
Net changes in certain assets and liabilities	17.5	(41.2)	(51.4)	109.9	120.1	(7.2)	36.6	50.2	(95.8)

Net cash from operating activities	$268.2	$90.9	$56.0	$200.1	$235.0	$120.7	$114.9	$87.2	$(70.7)

(d)	For the purpose of computing this ratio, earnings generally consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, the portion of rental expense considered representative of the interest factor and capitalized interest.

(e)	Earnings were inadequate to cover fixed charges for the year ended March 31, 2001, the nine months ended December 31, 2001, the years ended December 31, 2002 and 2003 and the six months ended June 30, 2003 and 2004. The deficiencies for these periods were $116.3 million, $40.5 million, $24.4 million, $14.3 million, $15.2 million and $11.0 million, respectively.

(f)	On an as adjusted basis giving effect to the issuance of the $300 million of our 6 1/2% Senior Notes due 2014, earnings to cover fixed charges for the year ended December 31, 2003 and for the six months ended June 30, 2004 were inadequate by $26.1 million and $15.7 million, respectively.

(g)	Non-recourse debt consists of a warehouse facility utilized by TRL II to finance or refinance railcars acquired or owned by TRL II and, as of December 31, 2003, $25.6 million of debt that belongs to a variable interest trust that we were required to consolidate under FASB Interpretation No. 46 “Consolidation of Variable Interest Entities.” See notes 1 and 9 of our audited consolidated financial statements for the year ended December 31, 2003 included in our Annual Report on Form 10-K for the year ended December 31, 2003. As of February 2004, the sale of our equity interest in this variable interest trust was complete, and this trust is no longer consolidated.